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                                   EideBailly
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                             CPAs BUSINESS ADVISORS


                                  EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT
                                  [LETTERHEAD]

     We consent to the use in the Registration Statement of Intrepid Technology & Resources, Inc. and Subsidiaries on Form SB-2 of our Auditors' Report, dated August 11, 2004, except for Note 13 dated October 12, 2004 on the consolidated balance sheets of Intrepid Technology & Resources, Inc. and Subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity.

     In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/ Eide  Bailly, LLP
"Eide Bailly, LLP" (formerly Balukoff, Lindstrom & Co., P.A. - joined Eide Bailly November 1, 2004)
Boise,  Idaho
January 28, 2005



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